Exhibit 99.5

16 SOUTH PENNSYLVANIA  •  POST OFFICE BOX 754  •  OKLAHOMA CITY, OK U.S.A. 73101  •  PHONE 405-235-4546  •  FAX 405-236-1209

February 5, 2014

Mark T. Behrman

444 East 84th Street

New York, New York 10028

Dear Mark:

I am pleased to offer you employment at LSB Industries, Inc. (“LSB” or “the Company”). The position offered is that of Senior Vice-President Business Development, reporting to me. This letter, the terms and issuance of which have been approved by the LSB Board of Directors and all required committees of the Board, outlines the proposal to you of your employment with the Company.

Your responsibilities will include, but not be limited to, those duties outlined below. These responsibilities may be adjusted from time to time according to the needs of the Company and the duties assigned to you by the Board of Directors and with the CEO and President of the Company, provided that they remain consistent with and in the reasonable scope of those outlined below and there is no material diminution in your duties or responsibilities from those outlined below.

•	Mergers and acquisitions – in conjunction with guidance from other LSB management and LSB subsidiary management, the development and qualification of potential strategic acquisitions. Where appropriate, the due diligence efforts required to complete acquisitions deemed appropriate by the Company.

•	New business concept identification and development.

•	Investor relations and investment banking industry relations.

•	Participation in the LSB senior leadership team.

The start date for this position will be March 3, 2014.

Base Salary:

The annualized rate of salary offered, paid biweekly, is $300,000.00, less all amounts required to be withheld or deducted under applicable federal, state and local laws and regulations, and any amounts you elect to have deducted for benefits offered by the Company.

Mark Behrman

February 5, 2014

Incentive Compensation:

Calendar Year 2014 - Unless (a) you are terminated by the Company for your violation of the Company’s Code of Business Conduct or the Company’s Confidentiality and Assignment Agreement (copies of each of which are attached hereto as Exhibits A and B, respectively), your embezzlement of the Company’s assets, or your conviction of a felony by a court of competent jurisdiction or (b) you voluntarily leave the Company for any reason other than because you are required to be based at an office outside of Oklahoma City, Oklahoma, you are required to report to someone other than the Company’s President or CEO, or there is a material diminution in either your authority, duties or responsibilities or the authority, duties or responsibilities of the corporate officer to whom you are required to report, you will receive a minimum bonus of $150,000 for the calendar year 2014, which will be paid on the earlier date to occur of (i) the date in 2015 that bonuses are paid to the Company’s other management personnel for the 2014 calendar year and (ii) July 1, 2015.

Calendar Year 2015 and beyond – Commencing with calendar year 2015, you will be considered by the Compensation and Stock Option Committee of the Board of Directors for an annual bonus each calendar year based upon your performance and the financial performance of the Company using criteria consistent with the criteria used in determining bonuses for that particular calendar year for other members of the Company’s senior leadership team. There is no guarantee, however, that in any such subsequent years a bonus will be awarded. Further, in any such subsequent years, in order to be eligible for a bonus for any particular year, you must be employed on December 31st of that year and at the time bonuses are distributed, generally in the middle of the following year but always prior to the last day of the following year (e.g. in order to be considered to receive a bonus for the 2015 calendar year you must be employed on December 31, 2015 and when bonuses are paid, approximately mid-year 2016, but no later than December 31, 2016). Once you are awarded a bonus, it will be paid to you at the time other management bonuses are paid for that bonus year.

Stock Options:

Upon your employment with the Company, you will be granted an option to purchase up to 150,000 shares of LSB common stock which will be governed by an option agreement, substantially in the form attached to this letter as Exhibit C. The option agreement will govern all terms of the option.

Severance Agreement:

Effective upon your hire date, the Company will enter into a Severance Agreement with you in the form attached to this letter as Exhibit D.

Mark Behrman

February 5, 2014

Dodd-Frank Requirement:

Notwithstanding any provision of this letter to the contrary, you acknowledge that any incentive-based compensation paid to you pursuant hereto may be subject to recovery by the Company under any clawback policy which is adopted, as required under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the United States Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s common stock may be listed.

Authorized business expenses, such as travel and entertainment, will be reimbursed by the Company at its sole discretion. For reimbursement, you will need to prepare and submit a detailed expense report that includes bona fide receipts. You will also receive the use of a company car, or a car allowance of $550.00 per month, to be determined and agreed to at a later time. All of the foregoing is subject to regular LSB policies as amended from time to time.

Your employment is contingent upon your successful completion of our employment process, including but not limited to, a pre-employment drug and alcohol test and physical, as well as a background check.

You will be also required to sign the Company’s Confidentiality and Assignment Agreement protecting the Company’s rights to proprietary information and the Company’s Code of Business Conduct agreeing to sustain ethical business practices.

You will be eligible for four weeks paid vacation per calendar year. This vacation should be taken by December of the applicable year. If vacation is not used during a calendar year, you will not be able to carry unused vacation days over to the following year. Other benefits are outlined in the employee handbook and specific benefit summaries and booklets and are generally available following a 90-day waiting period. These benefits include: comprehensive health, dental and vision plans administered by BlueCross, basic and voluntary life insurance, short and long term disability insurance with supplemental options, an employee contribution 401(k) plan, a Section 125 medical and dependent care reimbursement plan, and an employee assistance program. The Company has reserved the right to amend, modify or terminate any of its employee benefits at any time, without advance notice, except as required by applicable law.

The Company will pay for approved relocation costs as follow:

Selling costs for the sale of your existing Long Island residence. These costs include:

Real estate agent’s fee – The Company will pay for the cost of the real estate sales commission (6% maximum) on your Long Island residence.

Closing costs on Long Island residence – The Company will pay closing costs on your Long Island residence (maximum 1.5% of value) to include the following items:

•	Mortgage release fees

Mark Behrman

February 5, 2014

•	Abstract update or title insurance

•	Loan survey

•	Title company closing fee

•	Deed transfer tax or revenue stamps

Both the real estate agent’s fee and closing costs on your new house will be reimbursed on or immediately prior to such costs being incurred, subject to presentation of an advance copy of the closing costs from the title company.

Cost of buying a house in Oklahoma City:

The Company will pay for the following costs, limited to 2.5% of the value of the new house:

•	Normal market level points (not including buy-down points)

•	Survey

•	Recording fee

•	Title company fee

•	Title insurance

•	Credit Bureau check

•	Appraisal fee

All approved expenses will be reimbursed on or prior to closing of a new residence in Oklahoma City, Oklahoma. An advance copy of the closing costs from the title company must be presented with the expense request.

Packing, moving and valuation coverage of your household effects:

A nationally recognized moving company will be specified and approved for use. If storage is necessary, the Company will pay up to sixty (60) days. If in route to the new location by car, the Company will reimburse reasonable lodging costs. Items the Company does not cover are: frozen foods, houseplants, animals and pets, boats and trailers, etc. In addition, the Company normally does not cover items such as laying or taking up carpets, draperies, home workshops, television antennas, exclusive use or expedited use of moving vehicles, etc.

Any IRS regulations about reporting moving and related moving expenses as a gross income on the employee’s W-2 form will be followed as the rules apply.

In the event permanent housing is not immediately available and your permanent presence is required in Oklahoma City, we will pay for out-of-pocket costs associated with duplicate living expenses for a period of four (4) months. After four (4) months, this will be evaluated month to month.

Mark Behrman

February 5, 2014

To the extent that any right to reimbursement of expenses under this letter agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (i) any such expense reimbursement shall be made by or the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by you, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

Remember that in the event you accept employment with the Company, you will be an at will employee of the Company. While this offer outlines some of the details of your employment with the Company, the Company reserves the right to change its policies and benefits program at any time. All payments will be subject to compliance with Section 409A of the Internal Revenue Code. This letter does not constitute an employment contract but is instead intended to outline certain commitments by the Company, your assignment and certain benefits available to you at this time.

We look forward to having you join the LSB team. Please show your acceptance of this offer by signing below and returning one copy to me no later than February 12, 2014. This offer will expire after that date.

Sincerely,

/s/ Barry H. Golsen
Barry H. Golsen
President and Chief Operating Officer

The undersigned has read, understood, agrees to and accepts the terms of the foregoing letter this 5th day of February, 2014.

/s/ Mark Behrman
Mark Behrman

LSB INDUSTRIES, INC.

(2008 Stock Incentive Plan)

NON-QUALIFIED

STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is effective as of the Grant Date set forth in paragraph 2 below, by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and Participant named in paragraph 2 below and a signatory hereto. For valuable consideration, the Company and Participant agree as follows.

1. Background. Participant is an employee, officer or director of the Company or an Affiliate, whom the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Committee”) has selected to receive an award under the Company’s 2008 Stock Incentive Plan (as may be amended from time to time, the “Plan”). The purpose of the award is to retain and motivate Participant by providing Participant the opportunity to acquire a proprietary interest in the Company and to link Participant’s interests and efforts to the long-term interests of the Company’s shareholders.

2. Certain Defined Terms. The following terms will have the meanings ascribed below:

Participant:	Mark T. Behrman

Option Shares:	150,000 shares of the Company’s common stock, par value $.10 per share

Exercise Price:	$32.69 per share

Grant Date:	March 3, 2014

Expiration Date:	March 3, 2024

3. Option Grant. Subject to the terms of the Plan and of this Agreement, the Company hereby grants to Participant the right and option (the “Option”) to purchase all or any portion of the Option Shares on or before the Expiration Date.

4. Terms and Conditions of the Option. The Option will be subject to the terms and conditions of this Plan and the following:

4.1

Exercise of Option. The Exercise Price is the price per share of common stock acquired upon exercise of the Option. The Option will be exercisable as specified herein and in the Plan by written notice directed to the Company at its principal place of business setting forth the exact number of Option Shares that Participant is purchasing. The Option will not be deemed to be exercised until the Exercise Price for the number of Option Shares to be purchased is collected by the Company, and Participant has complied with such other reasonable requirements as the Committee may establish. Payment of the Exercise Price for the number of Option Shares to be acquired upon exercise of the Option will be by (a) check or wire transfer, or (b) only if the date of notice of exercise is not within a “blackout” period or other period during which the Participant is prohibited under law or policies adopted by the Company from trading in the Company’s securities, by tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, provided that the Participant must have held for at least six months any such tendered shares that were acquired by the Participant under a Company-sponsored stock compensation program. The Option may not be exercised after the Expiration Date.

4.2	Vesting. The Option will vest and be exercisable in six installments, based upon Participant’s years of continuous employment with the Company or an Affiliate from the Grant Date, as follows:

(a)	16.5% of the Option Shares will vest and be exercisable after one year;

(b)	an additional 16.5% of the Option Shares will vest and be exercisable after two years;

(c)	an additional 16.5% of the Option Shares will vest and be exercisable after three years;

(d)	an additional 16.5% of the Option Shares will vest and be exercisable after four years;

(e)	an additional 16.5% of the Option Shares will vest and be exercisable after five years; and

(f)	100% of the Option Shares will vest and be exercisable after six years.

Except as provided in paragraph 4.3 of this Agreement, the Committee will have the sole and absolute discretion to accelerate the time when Participant will become entitled to exercise the Option.

4.3	Exercise after Termination of Service. The Option may not be exercised after a Termination of Service (as defined in the Plan), except as follows:

(a)

Termination Other Than For Cause. Unless the Termination of Service is a result the of (i) a violation by Participant of the Company’s Code of Business Conduct or the Company’s Confidentiality and Assignment Agreement (copies of each of which Participant acknowledges receiving), (ii) embezzlement by Participant of the Company’s assets, or (iii) Participant’s conviction of a felony by a court of competent jurisdiction (each being a termination “For Cause”), Participant may exercise the Option for a period of 30 days after the date of Termination of Service, but only as to the number of Option Shares that were vested as of the date of Participant’s Termination of Service. Participant may not exercise the Option following a Termination of Service by the Company For Cause.

(b)	Disability. If the Termination of Service is on account of a Disability (as defined in the Plan), Participant may exercise the Option within 12 months after the date of Termination of Service, but only as to the number of Option Shares that were vested as of the date of Participant’s Termination of Service.

(c)	Death. If Participant dies prior to the termination of the Option, the Option may be exercised within one year after the death of Participant by the personal representative of Participant’s estate, or by a person who acquired the right to exercise the Option by bequest, inheritance, or by reason of the death of Participant; provided that (i) Participant died while an employee of the Company or an Affiliate or (ii) Participant ceased to be an employee of the Company or an Affiliate on account of a Disability and died within three months after the date of Termination of Service.

(d)	Change of Control. If the Termination of Service occurs within two years following a Change of Control (as defined in the Severance Agreement, dated as of the Grant Date, between the Company and Participant (the “Severance Agreement”)), and (i) the Termination of Service is not a termination For Cause, or (ii) the termination is a result of Participant’s resignation as a result of (A) Participant being required by the Company to be based at an office located outside of the Oklahoma City, Oklahoma metropolitan area or (B) Participant being required by the Company to report to someone other than the Company’s President or Chief Executive Officer, or (C) a material diminution in either Participant’s authority, duties or responsibilities or the authority, duties or responsibilities of the corporate officer to whom Participant is required to report, then Participant’s unvested Option Shares will immediately vest and be deemed vested as of the date of Termination of Service for purposes of (a), (b) and (c) of this paragraph 4.3.

Notwithstanding any provision of this paragraph 4.3, the Option may not be exercised after the expiration of 10 years from the Grant Date.

4.4	Investment Representation. If Option Shares issued pursuant to the exercise of the Option are not subject to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), Participant agrees to represent and warrant in writing at the time of any exercise of the Option or any portion thereof that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such shares, and further agrees that the certificate representing Option Shares so acquired may bear an appropriate legend and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) or any applicable law, regulation, or rule of any governmental agency.

4.5	Taxes. Participant shall pay all original issue or transfer taxes and all other fees and expenses incident to the issue, transfer, or delivery of Option Shares.

4.6	Not Assignable. The Option or any interest on the Option may not be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate on a Company-approved form one or more beneficiaries who may receive Option Shares under the Option after Participant’s death. During a Participant’s lifetime, the Option may be exercised only by Participant.

4.7	No Rights until Issue. No right to vote or receive dividends or any other rights as a stockholder of the Company will exist with respect to the Option Shares, notwithstanding the exercise of the Option, until the issuance to Participant of a stock certificate or certificates representing such shares.

4.8	Anti-dilution. In the event of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, then the Committee shall make proportional adjustments in the Option and/or the Plan as described in the Plan.

4.9	Delivery of Option Shares. The Company will deliver the shares of common stock to be acquired upon the exercise of the Option within a reasonable period following (a) the receipt of the written notice of exercise, (b) collection of payment in full of the Exercise Price for such shares, and (c) Participant’s payment of any tax withholding obligations in accordance with paragraph 6 of this Agreement. If any law, regulation or stock exchange requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5. The Plan. Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions of the Plan and hereby accepts the Option subject to all such terms and provisions. In addition to the definitions contained in this Agreement, certain words and phrases used in this Agreement may be defined in the Plan.

6. Withholding. Upon the exercise of an Option requiring tax withholding, Participant will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy the employee’s portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option.

7. Employment. Nothing in the Plan or in this Agreement shall confer upon Participant any right to continued employment as an employee of the Company or interfere in any way with the right of the Company to terminate Participant’s employment at any time.

8. Transferability of Shares. If a registration statement with respect to the issuance of Option Shares to Participant upon the exercise of the Option or any portion thereof is not in effect at the time of such issuance of Option Shares by the Company, at the time of the proposed transfer of Option Shares, Participant shall not offer, sell, hypothecate, transfer or otherwise dispose of any of the Option Shares issued pursuant to the exercise of the Option or any portion thereof unless either (a) a registration statement with respect to such Option Shares is then in effect under the Securities Act, and any applicable state securities laws, and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of the Securities Act; or (b) counsel satisfactory to the Company renders an opinion in writing, addressed to the Company and acceptable to the Company and its counsel, to the effect that, in the opinion of such counsel, such proposed offer, sale, transfer or other disposition of such Option Shares is exempt from the provisions of Section 5 of the Securities Act and the applicable state securities laws in view of the circumstances of such proposed offer, sale, transfer or other disposition.

9. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

EXECUTED as of the day and year first above written.

LSB INDUSTRIES, INC., a Delaware corporation

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen
Title:	Chairman

(the “Company”)

/s/ Mark T. Behrman
Signature

Mark T. Behrman
Please print name

(“Participant”)